U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 30, 2003

Commission File Number 0-25437

COMMUNITY NATIONAL BANCORPORATION
a Georgia corporation

(IRS Employer Identification No. 58-1856963)

561 East Washington Avenue - Box 2619
Ashburn, Georgia 31714-2619
(229) 567-9686

Securities Registered Pursuant to Section 12(g)
of the Securities Exchange Act of 1934:

Common Stock, No Par Value

Item 5.	Other Events and Required FD Disclosure.

On May 30, 2003, Community National Bancorporation (the "Company") and Liberty Shares, Inc., a Georgia corporation, issued a press release announcing that they have entered into an agreement for The Heritage Bank, a Georgia banking corporation and a wholly-owned subsidiary of Liberty Shares, Inc., to acquire Cumberland National Bank, a national banking association and a wholly-owned subsidiary of the Company.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 5 by reference.

Item 7	Financial Statements, Pro Forma Financial Information and Exhibits.
(c)	Exhibits.
99.1 Press Release issued by Community National Bancorporation on May 30, 2003.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 30, 2003	COMMUNITY NATIONAL BANCORPORATION By: /S/ Theron G. Reed Theron G. Reed President and Chief Executive Officer

EXHIBIT INDEX

99.1 Press Release issued by Community National Bancorporation on May 30, 2003.